SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 9, 2007

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 9, 2007, Analysts International Corporation (the “Company”) provided notice to its directors and executive officers of an upcoming blackout period (the “Notice”) under the Analysts International Corporation Savings and Investment Plan (the “401(k) Plan”) due to the transfer of assets in the 401(k) Plan in connection with a change in retirement plan vendors. The blackout period is expected to begin at 3:00 p.m. Eastern Standard Time on November 26, 2007, and end on or about December 17, 2007 (the “Blackout Period”).  During the Blackout Period, participants will be unable to direct or diversity investments, including the Company’s common stock.

The Notice provided to the Company’s directors and executive officers was given pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR.  The full text of the Notice is being filed as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

A participant in the Plan, a security holder or other interested party may obtain, without charge, information concerning the Blackout Period (including the actual end date of the Blackout Period) during, and for two years following the end date of, the Blackout Period by contacting the Company’s General Counsel at 800-800-5044.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of Analysts International Corporation dated November 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 9, 2007	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of Analysts International Corporation dated November 9, 2007.